AMENDMENT NUMBER SIX

                                       to

                           FAIRFIELD COMMUNITIES, INC.

                           SAVINGS/PROFIT SHARING PLAN
                           ---------------------------

                           (effective January 1, 1998)

         THIS AMENDMENT to the Fairfield Communities, Inc. Savings/Profit Sharing Plan (the "Plan"), which Plan was originally effective March 1, 1976, was restated effective July 1, 1994, and was amended effective January 1, 1995, January 1, 1996, September 20, 1996, January 1, 1997 and January 1, 1998, is hereby entered into effective as of January 1, 1998.

        WHEREAS, it is desirable to amend the Plan in compliance with the Taxpayer Relief Act of 1997; and

        WHEREAS, Fairfield Communities, Inc., by resolutions adopted at a duly convened meeting of its Board of Directors held on December 15, 1998, in accordance with the provisions of Section 11.3 of the Plan, adopted the following amendments to the Plan, effective as of January 1, 1998;

        NOW, THEREFORE, Sections 8.3(A) and 10.5 of the Plan are hereby amended, effective January 1, 1998, to provide as follows:

SECTION 8.3(A):

         (A) On or after each Participant's Initial Distribution Date, after all adjustments to his accounts required as of that date shall have been made, distribution of his vested interest, if any, as determined under
         Section 4.3 above shall be made, subject to the provisions below, as soon after such Initial Distribution Date as administratively feasible, to or for the benefit of the Participant, or, in the event of his death either before, at or after his Initial Distribution Date, to or for the benefit of his Beneficiary, by any of the following methods, as elected by the Participant, or, if the Participant is not then living, as
         elected  by  his  Beneficiary,   provided,   however,   that:  (1)  any
         distribution to the Participant that commences prior to his attainment of the age of 65 years shall require written consent of the Participant within 90 days of the date of any such distribution if his vested interest in his accounts exceeds $5,000; and (2) any distribution shall commence no later than 60 days after the end of the Plan Year following the later of (a) the 65th anniversary of the Participant's date of birth or (b) the date of termination of his service, unless the Participant elects a later distribution date (which shall not
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          extend  beyond  April  1st  following  the  calendar  year in which he attains age 70-1/2 or retires, whichever is later; provided, however, that for 5% owners distributions must commence no later than April 1st following the calendar year in which the Participant attains age 70-1/2):

                    (1) by  payment  in cash or in kind  (other  than an annuity contract) of a single-sum amount; or

                    (2) by  payment in a series of cash  installments,  in equal amounts or otherwise, spread over a fixed period of years.

         Provided,   a  Participant   shall   receive  an  immediate   lump  sum
         distribution of the vested portion of his Accounts, if such vested amounts do not exceed $5,000.

SECTION 10.5:

10.5     BENEFITS NOT ASSIGNABLE
         -----------------------

                  (A) Subject to the provisions of Sections 10.5(B) and (C) below, no benefits, rights or accounts shall exist under the Plan which are subject in any manner to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge the same shall be null and void; nor shall any such benefit, right or account under the Plan be in any manner liable for or subject to the debts, contracts, liabilities, engagements, torts or other obligations of the person entitled to such benefit, right or account; nor shall any benefit, right or account under the Plan constitute an asset in case of the bankruptcy, receivership or divorce of any person entitled under the Plan; and any such benefit, right or account under the Plan shall be payable only directly to the Participant or Beneficiary, as the case may be.

                  (B) Where a "qualified domestic relations order" as defined in ss.414(p) of the Code has been received by the Committee, the terms and benefits of the Plan will be considered to have been modified with respect to the affected Participant to the extent such order requires benefits to be paid to specified individuals other than the Participant.

                  (C) A Participant's benefits under the Plan shall be reduced if a court order or requirement to pay the Plan arises from: (1) a judgment of conviction for a crime involving the Plan; (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under ERISA; or (3) a settlement agreement entered into by the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person. The court order, judgment, decree or settlement agreement must specifically require that all or part of the amount the Participant is required to pay the Plan be offset against the Participant's Plan benefits. This Plan Section 10.5(C) shall be interpreted under and subject to the requirements of Code ss.ss.401(a)(13)(C) and (D).

         IN  WITNESS  WHEREOF,   Fairfield  Communities,  Inc.  has caused this
Amendment to be executed by its duly authorized officer.

                                          FAIRFIELD COMMUNITIES, INC.


                                          By:/s/Marcel J. Dumeny
                                             --------------------------
                                                 Marcel J. Dumeny
                                                    Secretary